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                                                                     EXHIBIT 3.3

                                   BY-LAWS OF

                             SRA International, Inc.

                                    ARTICLE I

                              STOCKHOLDER MEETINGS

         1. TIME. The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date and at the time fixed by the directors.

         2. PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, the meeting shall be held at the corporation's principal office in Virginia.

         3. CALL. Special meetings may be called by written action signed by a majority of the Board of Directors or by the Chairman of the Board or the President or by a written call signed by the holders of shares entitled to vote 20% of the aggregate number of votes entitled to be cast by all outstanding shares of voting stock of the corporation. If a special meeting is called by any person or persons other than a majority of the Board of Directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Secretary of the corporation. Upon notice that a special meeting of stockholders has been so called, the Secretary shall cause notice to be promptly given

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to the stockholders entitled to vote, in accordance with the provisions of
Section 4 of this Article I, that a meeting will be held at the time requested by the person or persons calling the meeting, which time will be not less than thirty-five (35) not more than sixty (60) days after the receipt by the Secretary of notice of the call. If the notice of meeting is not given by the Secretary within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice of meeting. Nothing contained in this paragraph of this Section 3 shall be construed as limiting, fixing or affecting the time when a meeting of stockholders, called by action of a majority of the board of directors, may be held.

         4. NOTICE OR WAIVER OF NOTICE. Written notice of all meetings of stockholders shall be given, stating the place, date, and hour of the meeting and stating the place within the city or other municipality or community at which the list of stockholders of the corporation may be examined. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. The notice of any meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the General Corporation Law. Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail, not fewer than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the

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United States mail. An affidavit of the mailing or other means of giving any notice of any stockholders' meeting shall be executed by the Secretary, Assistant Secretary, or any transfer agent of the corporation giving the notice, and shall be filed and maintained in the minute book of the corporation.

         If a meeting is adjourned to another time, not more than thirty days hence, and/or another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting.

         Notice need not be given to any stockholder who submits a written waiver of notice signed by him before or after the time for such meeting stated therein. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders need be specified in any written waiver of notice. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         5. RECORD DATE FOR STOCKHOLDERS. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty

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days prior to any other action listed in this paragraph 5. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         6. QUORUM. The presence in person or by proxy at a meeting of the holders of shares entitled to vote a majority of the aggregate number of votes entitled to be cast by all outstanding shares of voting stock of the corporation shall constitute a quorum for the transaction of business, except to adjourn the meeting as provided in Section 4 of this Article I. A meeting, at which a quorum is initially present, may continue to transact business notwithstanding the withdrawal of any stockholder, if any action taken is approved by at least a majority of the required quorum for that meeting, unless a greater vote is required by any provision hereof or of the General Corporation Law.

         7. CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by the President, if present and acting. Otherwise, any one of the following may preside over the

                                     - 4 -

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stockholders' meetings, if present and acting -- the Chairman of the Board, any
Vice-President, or a chairman to be chosen by the holders of a majority of the votes present at such meeting in person or by proxy. The Secretary of the corporation, or in his or her absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairman of the meeting shall appoint a secretary of the meeting.

         8. VOTING. Each share of Class A Common Stock shall entitle the holder thereof to one vote, and each share of Class B Common Stock shall entitle the holder thereof to 10 votes, as provided in the Certificate of Incorporation of the corporation. Any other class of shares shall have voting rights as provided by the Certificate of Incorporation or these By-Laws. Action shall be authorized by a majority of the votes cast except where the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the Certificate of Incorporation or these By-Laws. The vote of stockholders may be by voice or by ballot at the decision of the presiding officer of such meeting.

         9. PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as it is coupled with an interest sufficient in law to support

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an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

         10. INSPECTORS OF ELECTION. Before any meeting of stockholders, the Board of Directors may appoint any persons, other than nominees for office, to act as inspector(s) of election at the meeting or at its adjournment. If no inspector(s) of election are so appointed, the chairman of the meeting may, and on the request of any stockholder or a stockholder's proxy shall, appoint inspector(s) of election at the meeting. The number of inspector(s) shall be either one (1) or three (3). If inspector(s) are appointed at a meeting on the request of one or more stockholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any stockholder or a stockholder's proxy shall, appoint a person to fill that vacancy.

         These inspectors shall:

             (a) Determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum and the authenticity, validity, and effect of proxies;

             (b) Receive votes, ballots, or consents;

             (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

             (d) Count and tabulate all votes or consents;

             (e) Determine when the polls shall close;

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             (f) Determine the result; and

             (g) Do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

         11. STOCKHOLDER ACTION WITHOUT MEETINGS. Unless otherwise provided in the Certificate of Incorporation, any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

         12. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the Certificate of Incorporation confers such rights listed above where there are two or more classes

                                     - 7 -

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or series of shares of stock or upon which or upon whom the General Corporation
Law confers such rights notwithstanding that the Certificate of Incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such rights shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the Certificate of Incorporation.


                                   ARTICLE II

                                    DIRECTORS

         1. FUNCTIONS AND NUMBER. The property, business and affairs of the corporation shall be managed and controlled by the Board of Directors. The number of directors of the corporation (exclusive of directors to be elected by the holders of any one or more series of Preferred Stock voting separately as a class or classes) shall not be less than three nor more than eighteen, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the whole Board of Directors, and such exact number shall be three until otherwise determined by resolution adopted by affirmative vote of a majority of the whole Board of Directors. The names of the persons who are to serve as directors of the corporation until the first annual meeting of stockholders are set forth in the Certificate of Incorporation. At the first annual meeting of stockholders, and at each annual meeting of stockholders thereafter, the stockholders shall elect the number of authorized directors, each of whom shall serve until his resignation or removal or until the next annual meeting of stockholders and until his successor has been elected and qualified. As used in these By-Laws,

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the term "whole Board" means the total number of directors which the Company would have if there were no vacancies.

         2. VACANCIES. Any vacancy in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled by the vote or written consent of a majority of the remaining members of the Board of Directors, and any director so chosen shall hold office until his resignation or removal or the next annual meeting of stockholders and until his successor shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of preferred stock shall have the right, voting separately as a class, to elect one or more directors of the corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

         3.  NOTICE OF NOMINATIONS.

             (a) Nominations for the election of directors may be made by the Board of Directors, any nominating committee thereof, or by any stockholder entitled to vote for the election of directors. Such nominations shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the corporation not less than 14 days nor more than 50 days prior to any meeting of the stockholders called for the election of directors; provided, however, that if less than 21 days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the corporation not later than the close of the seventh day following the day on which notice of the meeting was mailed to stockholders. Notice of nominations which are proposed by the Board

                                     - 9 -

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of Directors or any nominating committee shall be given by the Chairman of the
Board or President on behalf of the Board.

             (b) Each notice under subsection (a) shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee and (iii) the number of shares of stock of the corporation which are beneficially owned by each such nominee.

             (c) The chairman of the meeting of stockholders may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         4.  MEETINGS.

             Time. Meetings shall be held at such time as the Board shall fix,
             ----
except that the first meeting of the Board following a stockholders' meeting at which any director was elected shall be held as soon after such meeting of stockholders as the directors may conveniently assemble.

             Place. Meetings shall be held at such place within or without the
             -----
State of Delaware as shall be fixed by the Board.

             Call. No call shall be required for regular meetings for which
             ----
the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board or the President, or of a majority of the directors then in office.

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         5.  NOTICE; ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings at least forty-eight (48) hours prior to such meeting, except that the Chairman of the Board or the President or any two (2) directors may require no more than fourteen (14) calendar days' notice of any action, by writing delivered to the Secretary of the corporation either before or during any meeting, and if such notice is given, no vote or written consent may be taken upon such action until the passage of such time. Provided, however, if eighty percent (80%) of the directors then in office agree to waive such notice, the meeting, or vote or consent upon such action, shall proceed without the requirement for extended notice. Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except as to the special notice above prescribed and except when he attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any notice or written waiver of notice.

         6. QUORUM AND ACTION. A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided,

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and except as otherwise provided by the General Corporation Law, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. The quorum and voting provisions herein stated shall not be construed as conflicting with any provision of the General Corporation Law and these By-Laws which governs a meeting of directors held to fill vacancies and newly created directorships on the Board of Directors.

         Any member or members of the Board of Directors or any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating the meeting can hear each other.

         Chairman of the Meeting. The Chairman of the Board, if present and
         -----------------------
acting, shall preside at all meetings. Otherwise, the President or any other director chosen by the Board shall preside.

         7. REMOVAL OF DIRECTORS. Any director or the entire Board of Directors of the corporation may be removed at any time, by the affirmative vote of the holders of a majority of the votes which may be cast by the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose, and the affirmative vote of the holders of a majority of the votes which may be cast by the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class) shall be required to amend, alter, change or repeal this section of these By-Laws. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to

                                     - 12 -

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elect one or more directors of the corporation, the provisions of this section shall not apply with respect to the director or directors elected by such holders of Preferred Stock.

         8. COMMITTEES. The Board of Directors may designate one or more committees, each committee to consist of two or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence of disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the corporation with the exception of any authority the delegation of which is prohibited by Section 141 of the General Corporation Law, and may authorize the seal of the corporation to be affixed to all papers which may require it.

         9. WRITTEN ACTION. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         10. FEES AND COMPENSATION OF DIRECTORS. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors. This Section 10


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shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for those services.


                                   ARTICLE III

                                    OFFICERS

         1. GENERAL. The officers of the corporation shall consist of the Chairman of the Board, the President, a Secretary, a Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Directors, one or more Vice-Presidents, and such other officers with such titles as the resolution of the Board of Directors choosing them shall designate. Unless otherwise designated by the Board of Directors, the President shall be the Chief Executive Officer. No officer must be a director. Any number of offices may be held by the same person, as the directors may determine, except that no person may hold the offices of President and Secretary simultaneously.

         Unless otherwise provided in the resolution choosing him, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until his successor shall have been chosen and qualified.

         The Chairman of the Board and the President shall each report to the Board of Directors. All other officers of the corporation shall report to the President. The officers shall have such authority and perform such duties in the management and operation of the corporation as shall be prescribed by the Board of Directors or President, and as are incident to their office if not inconsistent with specific designations to the contrary. The Board of Directors shall designate duties, may remove, and shall establish the level of compensation of all officers.

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         2.  DUTIES.  Duties of the various officers, unless modified by the
Board of Directors with or without an amendment to these By-Laws, shall be as follows:


             Chairman of the Board. The Chairman of the Board of Directors
             ---------------------
shall preside at all meetings of the Board of Directors, and shall perform such other duties as may be assigned him by the Board of Directors.

             President. The President shall have general supervision,
             ---------
direction, and control of the business of the corporation and shall have the general powers and duties of management usually vested in the office of the president of a corporation. The President shall preside at all meetings of the stockholders and shall have such other powers and duties as are prescribed from time to time by the Board of Directors or these By-Laws. With the exception of the following specific powers reserved to the Board of Directors, the President is hereby delegated all powers relating to the operation of the corporation. The reserved powers are:

             (a) Approval of all actions required by law to be reserved to the Board of Directors acting by specific resolution or written consent;


             (b) Electing all officers, and removing or establishing the c ompensation of the Chairman of the Board and the President;


             (c) Approval of any transaction where the financial involvement by the corporation is or may be an amount equal to 50% or more of the then net worth of the corporation, determined at the end of the most recent past quarterly period, except the Board of Directors may by resolution, with or without amending their By-Laws, increase or decrease such level of financial involvement, in general or for any one or more specific transactions;

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             (d) Any acquisition of substantially all of the assets and business of any other business entity; and


             (e) The issuance of any of this corporation's capital stock or other security.

             Vice-Presidents. The Vice-Presidents shall have such powers and
             ---------------
perform such duties as from time to time may be prescribed for them respectively by the Board of Directors, by these By-Laws, or by the President.

             Secretary. The Secretary shall keep, or cause to be kept, at the
             ---------
principal executive office or such other place as the Board of Directors may designate, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders, with the time and place of holding of each meeting, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors' meetings or committee meetings, the number of shares of each class or series present or represented at stockholders' meetings, and the proceedings.

             The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, and the number and date of cancellation of every certificate surrendered for cancellation.

             The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by these By-Laws or by law to be given, and the Secretary shall keep the seal of the corporation if one is adopted, in safe custody, and shall

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have such other powers and perform such other duties as may be prescribed by the
Board of Directors, by these By-Laws, or by the President.

         3. SUBORDINATE OFFICERS. The Board of Directors or the President may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as the Board of Directors or the President may from time to time determine.

         4. REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an officer under any contract of employment, any officer other than the Chairman of the Board or the President may be removed, either with or without cause, by the Board of Directors, the President or by any other officer upon whom such power of removal may be conferred by the Board of Directors. Either the Chairman of the Board or the President may be removed, either with or without cause, only by the vote of a majority of the full Board of Directors, acting at any regular or special meeting of the Board.

             Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect upon its receipt or at any later time as may be specified in the notice and, unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

             5. VACANCIES IN OFFICES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filed in the manner prescribed in these By-Laws for regular appointments to that office.

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                                   ARTICLE IV

                               RECORDS AND REPORTS

         1. MAINTENANCE AND INSPECTION OF SHARE REGISTER. The corporation shall keep at its principal executive office or at the office of its transfer agent or registrar, if either is appointed, and as determined by resolution of the Board of Directors, a record of its stockholders, giving the names and address of all stockholders and the number and class of shares held by each stockholder.

             Unless otherwise required by the General Corporation Law, a stockholder or stockholders of the corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation may
(i) inspect and copy the records of stockholders' names and addresses and stockholdings during usual business hours on five (5) days prior written demand on the corporation, and (ii) obtain from the transfer agent of the corporation, on written demand and on the tender of such transfer agent's usual charges for such list, a list of the names, addresses, and stockholdings of the stockholders who are entitled to vote for the election of directors, as of the most recent record date for which that list has been compiled or as of a date specified by the stockholder after the date of demand. The list shall be made available to any such stockholder by the transfer agent on or before the later of five (5) days after the demand is received or the date specified in the demand as the date as of which the list is to be compiled. The record of stockholders shall also be open to inspection on the written demand of any stockholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder's interests as a stockholder. Any inspection and copying

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under this Section 1 may be made in person or by an agent or attorney of the stockholder making the demand.

         2. MAINTENANCE AND INSPECTION OF CORPORATE RECORDS. The accounting books and records and minutes of proceedings of the stockholders and the Board of Directors and any committee or committees of the Board of Directors shall be kept at the principal executive office of the corporation or at such place or places designated by the Board of Directors. The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any stockholder at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a stockholder. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary of the corporation.

         3. INSPECTION BY DIRECTORS. Every director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and to inspect all physical properties of the corporation and each of its subsidiary corporations. The inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

                                    ARTICLE V

                            GENERAL CORPORATE MATTERS

         1. CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS. All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time shall be determined by resolution of the Board of Directors.

         2. CORPORATE CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The Board of Directors as to those actions specifically reserved to it by the General Corporation Law or these By-Laws, and the President as to other actions, may authorize any officer or officers, agent or agents, to enter into any contract or to execute any instrument in the name of and on behalf of the corporation, which authority may be general or confined to specific instances and, unless so authorized or ratified by the Board of Directors or President, as the case may be, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

         3. CERTIFICATES FOR SHARES. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each stockholder when any of these shares are fully paid, and the Board of Directors may authorize the issuance of certificates for shares partly paid, provided that certificates for partly paid shares shall state the amount paid. All certificates shall be signed in the name of the corporation by the Chairman of the Board, the President or any Vice-President and by the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the stockholder. Any or all signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall cease to be that officer, transfer agent, or registrar before the certificate is issued, the certificate may be issued by the corporation with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue.

         4. LOST CERTIFICATES. Except as provided in this Section 4, no new certificate for shares shall be issued to replace an old certificate unless the latter is surrendered to the corporation and cancelled at the same time. The Board of Directors may authorize, in case any share certificate or certificate for any other security is lost, stolen, or destroyed, the issuance of a replacement certificate on such terms and conditions as the Board of Directors may require, including provision for indemnification for the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

         5. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The President or any other person authorized by resolution of the Board of Directors or in writing by the President, is authorized to vote, on behalf of the corporation, any and all shares of any other corporation, foreign or domestic, standing in the name of the corporation. The authority granted to certain officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by such officers.

         6. CONSTRUCTION AND DEFINITIONS. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law shall govern the construction of these By-Laws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.


                                   ARTICLE VI

                                 INDEMNIFICATION

         This corporation may, to the full extent permitted by the General Corporation Law, as amended from time to time, indemnify all persons whom this corporation may indemnify pursuant thereto.


                                   ARTICLE VII

                                 CORPORATE SEAL

         The corporate seal shall be in such form as the Board of Directors shall prescribe.


                                  ARTICLE VIII

                                   FISCAL YEAR

         The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.


                                   ARTICLE IX

                              AMENDMENT OF BY-LAWS

         THESE BY-LAWS MAY BE AMENDED or repealed, or new By-Laws may be made and adopted, by the vote of the holders representing a majority of the outstanding voting rights of the stock at any annual or special meeting of the stockholders, or by written consent of all of the Board of Directors, or by the vote of a majority of the Board of Directors at a regular or special meeting of the Board of Directors; except that the vote of 80% of the whole Board of Directors shall be required to alter or amend or repeal Article II, Section 5, Article III, Section 4 or this Article IX of these By-Laws.

                             SRA INTERNATIONAL, INC.

                      CERTIFICATION OF AMENDMENT OF BY-LAWS

         I, SARA VOLGENAU, Secretary of SRA International, Inc. (the "Corporation"), a Delaware corporation, DO HEREBY CERTIFY that the foregoing is a true and correct copy of the Corporation's By-Laws, as amended by the stockholders of the Corporation as of November 21, 1986.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Corporate Seal of the Corporation as of the 24th day of November, 1986.

                                        /s/ Sara L. Volgenau
                                        --------------------
                                        Secretary

(Corporate Seal)

                                    EXHIBIT A
                                    ---------

                                   ARTICLE VI
                                 INDEMNIFICATION

         1. ACTION OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, investigation, proceeding or appeal therefrom, whether civil, criminal or administrative, and whether external or internal to the corporation (other than a judicial action or suit brought by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or trustee of the corporation, or that, being or having been such a director, officer, employee or trustee, he or she is or was serving at the request of the corporation as a director, officer, employee, or trustee of another corporation, partnership, joint venture, trust, or other enterprise (all such persons being referred to hereinafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, investigation or proceeding and any appeal therefrom, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit, investigation, proceeding or appeal by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption
   ---------------
that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, that such person, had reasonable cause to believe that his or her conduct was unlawful.

         2. ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed judicial action or suit brought by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was an Indemnitee (as defined above), or by reason of any action alleged to have been taken or omitted in such capacity against costs, charges and expenses (including attorneys' fees and expenses) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit or any appeal therefrom, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which such court shall deem proper.

         3. DETERMINATION OF RIGHT OF INDEMNIFICATION. Any indemnification under Section 1 or 2 of this Article (unless ordered by a court) shall be made by the corporation unless a determination is reasonably and promptly made (i) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit, proceeding or investigation or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders, that such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or, with respect to any criminal proceeding, that such person believed or had a reasonable cause to believe that his or her conduct was unlawful.

         4. INDEMNIFICATION AGAINST EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this Article, to the extent that an Indemnitee has been successful, in whole or in part, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice or the settlement of an action without admission of liability, in defense of any action, suit, investigation or proceeding referred to in Section 1 or 2, or in defense or appeal of any claim, issue or matter therein, or appeal from any such action, proceeding, claim or matter, such Indemnitee shall be indemnified against all costs, charges and expenses (including attorneys' fees and expenses) incurred in connection therewith.

         5. ADVANCES OF EXPENSES. Except as limited by Section 6 of this Article, costs, charges and expenses (including attorneys' fees and expenses) incurred by an Indemnitee in any action, suit, investigation, proceeding or appeal therefrom shall be paid by the corporation in advance of the final disposition of such matter, if the Indemnitee shall undertake to repay such amount in the event that it is ultimately determined, as provided herein, that such person is not entitled to indemnification. Notwithstanding the foregoing, no advance shall be made by the corporation if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of disinterested directors, or if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that, based upon the facts known to the Board or counsel at the time such determination is made, such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe that his or her conduct was unlawful. In no event shall any advance be made in instances where the Board or independent legal counsel reasonably determines that such person deliberately breached such person's duty to the corporation or its stockholders. Such costs, charges and expenses incurred by other employees may be so paid upon terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may, in the manner set forth above, and upon approval of such person, authorize the corporation's counsel to represent such person, in any action, suit, proceeding, or investigation whether or not the corporation is a party to such action, suit, proceeding, or investigation.

         6. RIGHT OF INDEMNITEE TO INDEMNIFICATION UPON APPLICATION; PROCEDURE UPON APPLICATION. Any indemnification under Sections 1, 2 and 4, or advance under Section 5 of this Article, shall be made promptly, and in any event within ninety (90) days, upon the written request of the Indemnitee, unless with respect to applications under Sections 1, 2 or 5, a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of disinterested directors that such Indemnitee acted in a manner set forth in such sections so as to justify the corporation's not indemnifying or making an advance to the Indemnitee. In the event no quorum of disinterested Directors is obtainable, the Board of Directors shall promptly direct that independent legal counsel shall decide whether the Indemnitee acted in the manner set forth in such Sections as to justify the corporation's not indemnifying or making an advance to the Indemnitee. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction, if the Board or independent legal counsel denies the claim, in whole or in part, or if no disposition of such claim is made within ninety (90) days. Neither the failure of the corporation (including its Board of Directors or its independent legal counsel) to have made a determination prior to the commencement of such action, nor the fact that there has been an actual determination by the corporation (including its Board of Directors or its independent legal counsel) that the claimant has not met the applicable standard of conduct set forth in Sections 1, 2 or 5, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The Indemnitee's costs and expenses (including attorneys' fees and expenses) incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation.

         7. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this
Article is held by a court of competent jurisdiction to be unavailable to an Indemnitee in whole or in part, the corporation shall, in such an event, after taking into account, among other things, contributions by other directors and officers of the corporation pursuant to indemnification agreements or otherwise, and in the absence of personal enrichment, acts of intentional fraud or dishonesty or criminal conduct on the part of the Indemnitee, contribute to the payment of Indemnitee's losses to the extent that, after other contributions are taken into account, such losses exceed: (1) in the case of a director of the corporation or any of its subsidiaries who is not an officer of the corporation or any of such subsidiaries, the amount of fees paid to him or her for serving as a director during the 12 months preceding the commencement of the suit, investigation, proceeding or appeal; or (ii) in the case of a director of the corporation or any of its subsidiaries who is also an officer of the corporation or any of such subsidiaries, the amount set forth in clause (i) plus 5% of the aggregate cash compensation paid to said director for service in such office(s) during the 12 months preceding the commencement of the suit, investigation, proceeding or appeal; or (iii) in the case of an officer of the corporation or any of its subsidiaries, 5% of the aggregate cash compensation paid to such officer for service in such office(s) during the 12 months preceding the commencement of such suit, investigation, proceeding or appeal.

         8. OTHER RIGHTS AND REMEDIES. The indemnification provided by this Article shall not be deemed exclusive of, and shall not affect, any other rights to which an Indemnitee seeking indemnification may be entitled under any law (common or statutory), charter provision, bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office or while employed by the corporation, and shall continue as to a person who has ceased to be an Indemnitee and shall inure to the benefit of the heirs, executors and administrators of such person. All rights to indemnification under this Article shall be deemed to be provided by a contract between the corporation and the Indemnitee who serves or served in such capacity at any time while these bylaws and other relevant provisions of the general corporation law and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

         9. INSURANCE. Upon resolution passed by the Board, the corporation may purchase and maintain insurance on behalf of any person who is or was an Indemnitee against any liability asserted against such person and incurred by him or her or on such person's behalf in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this

Article. The corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

         10. CONSTITUENT CORPORATIONS. For the purposes of this Article, references to "the corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or trustee of such a constituent corporation or who, being or having been such a director, officer, employee or trustee, is or was serving at the request of such constituent corporation as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust, or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would if he or she had served the resulting or surviving corporation in the same capacity.

         11. OTHER ENTERPRISES, FINES, AND SERVING AT CORPORATION'S REQUEST. For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or trustee of the corporation which imposes duties on, or involves services by, such Indemnitee with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article.

         12. SAVINGS CLAUSE. If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Indemnitee as to costs, charges and expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement with respect to any action, suit, investigation, proceeding or appeal therefrom, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated, or by any other applicable law.

         13. AMENDMENT OF ARTICLE. The vote of eighty percent (80%) of the Board of Directors shall be required to alter, amend or repeal this Article, and such alteration, amendment or repeal shall be prospective only.

                                    EXHIBIT B
                                    ---------

                                   ARTICLE IX
                              AMENDMENT OF BY-LAWS

         THESE BY-LAWS MAY BE AMENDED or repealed, or new By-Laws may be made and adopted, by the vote of the holders representing a majority of the outstanding voting rights of the stock at any annual or special meeting of the stockholders, or by written consent of all of the Board of Directors, or by the vote of a majority of the Board of Directors at a regular or special meeting of the Board of Directors; except that the vote of 80% of the whole Board of Directors shall be required to alter or amend or repeal Article II, Section 5,
Article III, Section 4, Article VI or Article IX of these By-Laws.

                             SRA INTERNATIONAL, INC.

                       CERTIFICATE OF AMENDMENT OF BY-LAWS

         The undersigned, who at all times pertinent hereto has been the duly elected and acting Secretary of SRA International, Inc., a Delaware corporation (the "Corporation "), does hereby certify that pursuant to a Unanimous Written Consent of the Board of Directors of the Corporation dated August 7, 1996, and as applicable, a Written Consent of Stockholders Without a Meeting, dated August 7, 1996, the By-Laws of the Corporation have been amended in the following respects, effective as of August 8, 1996:

         1. The first sentence of Section 4 of Article I of the By-Laws of the Corporation has been amended to read in full as follows:

                 "Written notice of all meetings of stockholders shall be given, stating the place, date, and hour of the meeting,"

         2. Article II, Section I of the By-Laws of the Corporation has been amended to read in full as follows,

                 "1. FUNCTIONS AND NUMBER. The property, business and affairs of the corporation shall be managed and controlled by the Board of Directors. The number of directors of the Corporation (exclusive of directors to be elected by the holders of any one or more series of Preferred Stock voting separately as a class or classes) shall not be less than three nor more than eighteen, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the whole Board of Directors, and such exact number shall be three until the Annual Meeting of Stockholders of the Corporation held on August 8, 1996, and thereafter shall be six until otherwise determined by resolution adopted by affirmative vote of a majority of the whole Board of Directors.

         The authorized number of directors shall be divided into three groups of substantially equal numbers. For so long as the number of directors is six, such groups shall be classified into Group 1 of two directors; Group 2 of two directors; and Group 3 of two directors. At the Annual Meeting of Stockholders to be held on August 8, 1996, those directors elected into Group 1 shall serve until the next following annual meeting of stockholders; those directors elected into Group 2 shall serve until the second following annual meeting of stockholders; and those directors elected into Group 3 shall serve until the third following annual meeting of stockholders, in each case subject to their respective successors being elected and qualified, and the resignation or removal of the elected director. At each annual meeting of stockholders subsequent to August 8, 1996, each director elected at such meeting to succeed to the offices of a director whose term expires at such meeting shall be elected to a full term which shall expire on the third annual meeting following his or her election and until a successor has been elected and qualified, or until such director's earlier resignation or removal. As used in these By-Laws, the term "whole Board" means the total number of directors which the Corporation would have if there were no vacancies."

         Pursuant to resolutions of the Board of Directors, the undersigned as Secretary of the Corporation, has been directed to prepare a Certificate of Amendment to the By-Laws of the

Corporation setting forth the foregoing Amendments, to execute such Certificate, and to file an original of such Certificate with the book of minutes of the Corporation.

         IN WITNESS WHEREOF, the undersigned has prepared, or caused to be prepared, this Certificate, and has executed the same pursuant to authority granted by the Board of Directors, and has inserted such Certificates into the book of minutes of the corporation as of the 7th day of August, 1996, the effective date of such Amendments.

                                        /s/ Stephen C. Hughes
                                        ----------------------------
                                        Stephen C. Hughes, Secretary

                             SRA INTERNATIONAL INC.

                            UNANIMOUS WRITTEN CONSENT
                                       OF
                             THE BOARD OF DIRECTORS

Amendment of By-Laws
--------------------

         RESOLVED, that Article II, Section 1 of the By-Laws of this Corporation shall be amended to read in full as follows:

                 "1. FUNCTIONS AND NUMBER. The property, business and affairs of the corporation shall be managed and controlled by the Board of Directors. The number of directors of the corporation (exclusive of directors to be elected by the holders of any one or more series of Preferred Stock voting separately as a class or classes) shall not be less than three nor more than eighteen, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the whole Board of Directors, and such exact number shall be eight until otherwise determined by resolution adopted by the affirmative vote of a majority of the whole Board of Directors.

         The authorized number of directors shall be classified and divided into two groups, each having such number as shall be determined by the Board of Directors. Such groups shall be denominated as Group 1 and Group 2, and as of the effective date of this amendment to the By-Laws, the number of directors in Group 1 shall be three and the number of directors in Group 2 shall be five until otherwise determined by resolution adopted by the affirmative vote of a majority of the whole Board of Directors.

         The initial term of Group 1 directors shall expire at the annual meeting of stockholders next following the annual meeting of stockholders scheduled for January 13, 1999, and until their respective successors have been elected and qualified, or until their earlier resignation or removal. Of the incumbent directors, Messrs. Volgenau, Crockett and Jones are designated as Group 1 directors. The current term of Messrs. Volgenau and Crockett is presently due to expire at the annual meeting of stockholders next following the annual meeting of stockholders scheduled for January 13, 1999. Mr. Jones, whose current term will expire at the Annual Meeting of Stockholders scheduled for January 13, 1999, will be nominated for re-election as a Group 1 director at such Meeting.

         The initial term of Group 2 directors shall expire at the second annual meeting of stockholders following the annual meeting of stockholders to be scheduled for January 13, 1999, and until their respective successors have been elected and qualified, or until their earlier resignation or removal. Of the incumbent directors, Messrs. Brehm, Phillips, Staley and Nelson are designated as Group 2 directors, with one vacancy as a Group 2 director. The current term of Messrs. Brehm and Phillips is presently due to expire at the second annual meeting of stockholders following the annual meeting of stockholders on January 13, 1999. Messrs. Staley and Nelson, whose current term will expire at the Annual Meeting of Stockholders scheduled for January 13, 1999, will each be nominated for re-election as a Group 2 director at such meeting.

         Each director elected at an annual meeting of stockholders subsequent to January 13, 1999 to succeed to the office of a director whose term expires at such meeting shall be elected to a full term which shall expire on the second annual meeting following his or her election and until a successor has been elected and qualified, or until such director's earlier resignation or removal.

         As used in these By-laws, the term `whole Board' means the total number of directors which the corporation would have if there were no vacancies."

         RESOLVED FURTHER, that the Secretary of this Corporation be and hereby is authorized and directed to prepare or have prepared a Certificate of Amendment to the By-Laws of the Corporation incorporating the foregoing Amendment, to execute such Certificate on behalf of the Corporation and to insert such Certificate into the Book of Minutes of this Corporation.

         RESOLVED FURTHER, that the officers of this Corporation are, and each of them hereby is, authorized and directed, in the name of this Corporation and on its behalf, to take such other action, and to execute and deliver such additional documents, as they may consider necessary or desirable to carry out the purposes of the foregoing resolutions.

Election of Director
--------------------

         RESOLVED, that Michael R. Klein is hereby elected to serve in accordance with the By-Laws of this Corporation as a director of this Corporation to fill the vacancy as a Group 2 director, whose term expires at the second annual meeting of stockholders following the Annual Meeting of Stockholders scheduled to be held January 13, 1999, and until his successor shall have been elected and qualified, or until his earlier resignation or removal.

Annual Meeting of Stockholders
------------------------------

         Article I of the By-Laws provides that an annual meeting of stockholders shall be held in each year on a date and at the time fixed, from time to time by the directors. The Board of Directors has determined that the next annual meeting should be held on January 13, 1999 at 1:30 PM at the offices of the Corporation at 4350 Fair Lakes Court, Fairfax, VA. The purpose for such meeting shall be to elect directors to the Board, to approve the selection of Arthur Andersen LLP as the Corporation's auditor of the Corporation's financial statements for the ensuing year, and to conduct such other business as may come before the meeting.

         RESOLVED, that an Annual Meeting of Stockholders is hereby called to be held at the offices of the Corporation at 4350 Fair Lakes Court, Fairfax, VA at 1:30 PM, local time, on January 13, 1999 for the purpose of electing directors of the Corporation, of approving the selection of Arthur Andersen LLP as independent auditor of the Corporation's financial statements for the ensuing year, and to transact such other business as may properly come before the meeting.

         RESOLVED FURTHER, that the directors to be elected at such annual meeting shall be one director classified as a Group 1 director, whose term shall expire at the next annual meeting of stockholders and when his or her successor has been elected and qualified, or until his or her earlier resignation or removal, and two directors classified as Group 2 directors, whose term shall expire at the second following annual meeting of stockholders and when their respective successors have been elected and qualified, or until their respective earlier resignation or removal. In addition the stockholders of the Corporation shall be asked to ratify the election of a new director to fill a vacancy as a Group 2 director.

         RESOLVED FURTHER, that the Board of Directors does hereby nominate Mr. David C. Jones, as a Group 1 director, Delbert C. Staley and Dr. Gary R. Nelson as Group 2 directors, and Mr. Michael R. Klein for ratification as a Group 2 director, all to be presented to the stockholders for election or ratification at the Annual Meeting of Stockholders on January 13, 1999.

         RESOLVED FURTHER, that the Chairman of the Board or the President on behalf of the Board is hereby authorized to prepare, or cause to be prepared, the notice of nomination provided by Article II, Section 3(a) of the By-Laws, to include in such notice the provisions required by Article II, Section 3(b) of the By-Laws and to deliver such notice of nomination to the Secretary of the Corporation.

         RESOLVED FURTHER, that the record date for the determination of those persons entitled to notice of and to vote at the annual meeting of stockholders or any adjournment thereof shall be the close of business in Fairfax, VA on December 9, 1998.

         RESOLVED FURTHER, that the Secretary or any Assistant Secretary be, and he or she hereby is, authorized and directed to prepare or cause to be prepared, at the direction of the Board of Directors, a notice of annual meeting in accordance with Article 1, Section 4 of the By-Laws, and to cause such notice to be mailed or otherwise delivered as provided therein, and to file the original of such notice in the minute book of the Corporation.

         RESOLVED FURTHER, that Ernst Volgenau and William K. Brehm, each acting alone, are hereby designated as persons to whom proxies may be given by stockholders of the Corporation, and the Secretary or any Assistant Secretary of the Corporation is hereby authorized and directed to prepare, or cause to be prepared, a form of proxy to be delivered to each stockholder of the Corporation to permit such stockholder to vote by proxy at the Annual Meeting of Stockholders scheduled for January 13, 1999, and any and all adjournments thereof.

         RESOLVED FURTHER, that the Secretary of this Corporation is hereby authorized and directed to prepare, and make a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, and to make such list open for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting at the place where the meeting is to be held,

         RESOLVED FURTHER, that Stephen C. Hughes is hereby designated as the Inspector of Election for the Annual Meeting, and such Inspector of Election is hereby authorized and directed to perform the tasks set forth in Article 1,
Section 10 of the By-Laws of the Corporation, and to certify the, results of votes taken at such meeting on certificates to be filed with the minutes of such meeting in the minute book of the Corporation.

         RESOLVED FURTHER, that the officers of this Corporation are, and each of them hereby is, authorized and directed, in the name of this Corporation and on its behalf, to take such other action, and to execute and deliver such additional documents, as they may consider necessary or desirable to carry out the purposes of the foregoing resolutions.

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

         IN WITNESS WHEREOF, the undersigned, being all of the directors of SRA International, Inc., have executed this Written Consent as of the date shown opposite their respective names.

/s/ William K. Brehm                                     12/15/98
----------------------------                             -----------------
William K. Brehm                                         Date

/s/ E. David Crockett                                    12/16/98
----------------------------                             -----------------
E. David Crockett                                        Date

/s/ David C. Jones                                       12/16/98
----------------------------                             -----------------
David C. Jones                                           Date

/s/ Gary R. Nelson                                       December 15, 1998
----------------------------                             -----------------
Gary R. Nelson                                           Date

/s/ Thomas L. Phillips                                   December 16, 1998
----------------------------                             -----------------
Thomas L. Phillips                                       Date

/s/ Delbert C. Staley                                    12/17/98
----------------------------                             -----------------
Delbert C. Staley                                        Date

/s/ Ernst Volgenau                                       12/11/98
----------------------------                             -----------------
Ernst Volgenau                                           Date

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